Exhibit (10v)










                     THE DIXIE GROUP, INC.

                     Amended and Restated

            Stock Rights and Restrictions Agreement

                              for

                    Restricted Stock Award

                            Under

                  1990 Incentive Stock Plan



































     Stock Rights and Restrictions Agreement made as of this ______ day of _______________, 199____, by and between The Dixie
Group, Inc., a Tennessee corporation (hereinafter referred to as the "COMPANY"), and ______________________________________, an
employee of the Company (hereinafter referred to as the "PARTICIPANT");

                       W I T N E S S E T H:

     WHEREAS, the shareholders of the Company have approved the 1990 Incentive Stock Plan, as amended (hereinafter referred to as the "PLAN"), for the purpose of providing financial incentives to directors of the Company and to selected key associates of the Company and its Affiliates who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its Affiliates; and

     WHEREAS, the Company desires to grant to the Participant an Award of restricted shares of the Company's common stock under the Plan as a financial incentive and in consideration for the Participant's agreement to abide by the terms and conditions of the covenant not to compete contained in Section 10 hereof, and upon the additional terms and subject to the conditions described herein; and

     WHEREAS, the Participant desires to accept such grant and to enter into the covenant not to compete contained in Section
10 hereof in consideration for such grant; and

     WHEREAS, this Amended and Restated Agreement is intended to replace and supersede any prior Stock Rights and Restricted
Agreement for Restricted Stock awarded to Participant.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, for other good and valuable consideration, and subject to the terms and conditions of the Plan (a copy of which is or has been furnished to Participant) which are hereby incorporated herein by reference, the parties hereto hereby agree as follows:

     1. ADMINISTRATION. Under the Plan the Compensation Committee of the Board of Directors of the Company ("COMMITTEE") administers the Plan, may grant shares of restricted stock and other Awards under the Plan, construe and interpret the Plan, establish rules and regulations and perform all other acts as it believes reasonable and proper under the Plan. Any Award may be canceled if a Participant violates the terms of either this Stock Rights and Restrictions Agreement or the Plan or acts in a manner which the Committee determines to be inimical to the best interest of the Company. Any decision made, or action taken, by the Committee shall be final, conclusive and binding on both parties to this Agreement.





     2. AWARD OF RESTRICTED SHARES. Effective _______________, (the date the Committee approved this grant) the Committee hereby irrevocably grants to the Participant ____________ shares of the Company's Common Stock, par value $3.00 per share, as an Award of shares of restricted stock (the "RESTRICTED SHARES") pursuant to the Plan and as incentive compensation, subject to the terms and conditions hereinafter set forth. The number of Restricted Shares which are the subject of this Award shall be subject to antidilution and other adjustments in accordance with PARAGRAPH 15 of the Plan, provided that any additional shares issued as a result of such an adjustment shall be Restricted Shares as if such shares were originally issued subject hereto.
 By signing his name to the acceptance at the end of this Agreement, the Participant hereby irrevocably agrees to accept such Award subject to the terms and conditions hereinafter set forth.

     3. LENGTH OF THE RESTRICTED PERIOD. This Award of Restricted Shares is conditioned upon Participant's continued employment by the Company for a minimum period of _______ (____) years. Accordingly, and subject to the other provisions of this Agreement, the restrictions set forth herein with respect to the Restricted Shares shall remain in full force and effect until 5:00 p.m., Eastern Time, on the ______ (___th) anniversary of the effective date of the Award set forth in Section 2 hereof. The period of time from such effective date until the expiration of restrictions in accordance with the preceding sentence is referred to herein as the "RESTRICTED PERIOD". The Committee, in its sole discretion, may elect to accelerate (but not delay) the expiration of the Restricted Period with respect to all or any portion of the Restricted Shares.

     4. RESTRICTIONS ON TRANSFER DURING THE RESTRICTED PERIOD. During the Restricted Period, the Restricted Shares shall not be transferable by the Participant. More particularly, such shares may not be sold, assigned or transferred (whether by sale, gift or otherwise), pledged, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any of the Restricted Shares in violation of the foregoing provisions shall be null and void and without effect and shall cause the Participant to immediately forfeit all rights to the Restricted Shares, which shall immediately revert to the Company.

     5. ANTI-ASSIGNMENT PROVISION. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the successors and assigns of the Company and its subsidiaries.
 However, except as may be approved by the Committee, where such approval will not adversely affect compliance of the Plan with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), neither the Restricted Shares nor this Agreement shall be transferable or assignable by the Participant.


     6. TERMINATION OF EMPLOYMENT. Since this Award of Restricted Shares is being made (subject to the terms and conditions hereof) as additional incentive compensation and Participant is not being required to make any payment for the Restricted Shares, the provisions of PARAGRAPH 7 of the Plan which deal with the Company's repurchase option are inapplicable to the Restricted Shares. Instead, upon any termination of the Participant's employment (as defined in Section 9 hereof) prior to the expiration of the Restricted Period with respect to any of the Restricted Shares for any reason other than Participant's death or disability, regardless of whether such termination is initiated by Participant or by the Company and regardless of whether it is for cause or without cause, voluntary or involuntary, all of the Restricted Shares shall immediately revert to the Company and the Participant shall cease to have any right or interest in such shares.

     In the event of Participant's death or disability, the Participant shall be entitled to receive a portion of the Restricted Shares granted hereunder equal to that fraction of the Restricted Shares with respect to which the Company has recognized compensation expense under generally accepted accounting principles (as such principles are in effect on the date this Award is effective) as of the date of death or disability. Disability shall be determined for this purpose in accordance with Paragraph 12 of the Plan.

     7. CERTIFICATES ISSUED WITH RESPECT TO RESTRICTED SHARES. All certificates evidencing Restricted Shares issued to the Participant under this Agreement shall be registered in the name of the Participant, shall be deposited by him, together with a stock power endorsed in blank, with the Company, and shall bear a restrictive legend in substantially the following form:

     THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO THE
     DIXIE GROUP, INC. INCENTIVE STOCK PLAN (THE "PLAN")
     AND ARE SUBJECT TO THE TERMS, CONDITIONS AND
     LIMITATIONS CONTAINED IN SUCH PLAN AND IN A STOCK
     RIGHTS AND RESTRICTIONS AGREEMENT DATED
     __________________, 1997. THESE SECURITIES MAY NOT
     BE SOLD OR OTHERWISE DISPOSED OF OR ENCUMBERED EXCEPT
     IN COMPLIANCE WITH THE PROVISIONS OF THE PLAN AND OF
     SUCH AGREEMENT.

Upon the expiration of the Restricted Period with respect to any of the Restricted Shares represented by any such certificate, the Company shall: (i) cancel any earlier certificate evidencing such shares which was issued as described above; and
(ii) issue and deliver to the Participant a certificate of like tenor representing the number of shares of Common Stock for which the Restricted Period shall have expired, registered in the Participant's name but not bearing the restrictive legend described above.





     8. RIGHTS OF PARTICIPANT WITH RESPECT TO RESTRICTED SHARES. Except as otherwise provided in the Plan or in this Stock Rights and Restrictions Agreement, Participants who receive Restricted Shares in accordance with this Agreement shall have all of the rights of any holder of the Company's common stock with respect to such shares, including without limitation the right to vote such shares and to receive any dividends declared and paid with respect to such shares during the Restricted Period.

     9. EMPLOYMENT. As used herein, the term "employment" shall mean the employment or performance of services by an individual for the Company (or any Affiliate of the Company, as defined in the Plan) in Participant's current officer capacity, or in any future capacity which constitutes a promotion or increase in Participant's responsibilities as compared to Participant's present position as __________________. "Employment" shall also include any period of "Related Employment" as set forth in PARAGRAPH 14 of the Plan. Except as otherwise explicitly provided herein, any other change in Participant's employment status with the Company shall be deemed a termination of employment for purposes of this Stock Rights and Restrictions Agreement.

     10. COVENANT NOT TO COMPETE. Participant agrees that for a period of one (1) year following any termination of Participant's employment with the Company, Participant will not own, manage, operate, control, be employed by, engage in or participate in the ownership, management, operation, control of, or be connected in any manner with or have any other direct or indirect financial interest in any business, firm, person, partnership, corporation, enterprise or concern which is engaged in any business of the type and character competitive with the operations of the Company with respect to which Participant was associated, including any of its subsidiaries or Affiliates, at the time of Participant's termination of employment. The above notwithstanding, the Participant may own stock in any publicly traded corporation that competes with the Company, provided that such stock constitutes less than one-percent (1%) of the issued and outstanding stock of such company.

     11. NO RIGHT TO CONTINUED EMPLOYMENT. It is understood that this Agreement is not intended and shall not be construed as an agreement or commitment by the Company or any subsidiary or Affiliate to employ the Participant during the term of the Restricted Period with respect to the Restricted Shares which are the subject hereof, or for any fixed period of time.

     12. WITHHOLDING. The Company shall not deliver or otherwise make Restricted Shares, or shares of common stock with respect to which the Restricted Period has expired, available to the Participant until the Company has received from Participant, in cash or any other form acceptable to the Committee, the amount necessary to enable the Company to remit to the appropriate government entity on behalf of the Participant any amounts required to be withheld for taxes, in accordance with Paragraph 17(f) of the Plan. If the applicable party fails to cooperate with the Company in fulfilling the requirements of this Section 13, then the Company shall have the right to retain, or to sell without notice, a sufficient number of shares of such stock to cover the amount required to be withheld.

     13. PAYMENT OF EXPENSES. The Company shall pay all fees and expenses necessarily incurred by it in connection with the issue of shares pursuant hereto and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable.

     14. ENTIRE AGREEMENT. This Stock Rights and Restrictions Agreement and the Plan represent the entire agreement between the parties with respect to the subject matter hereof, and supersedes all negotiations, representations or agreements, either written or oral, with respect hereto. This agreement may not be amended, modified or altered, except in writing, duly accepted and executed by both parties.

     15.  GOVERNING LAW.  This Stock Rights and Restrictions
Agreement has been entered into pursuant to and shall be governed by the laws of the State of Tennessee.

     16. GENDER AND NUMBER. Any use of the masculine includes the feminine and the neuter; and any use of the singular includes the plural, whenever such meanings are appropriate.

     17. HEADINGS AND DEFINITIONS. The headings appearing at the beginning of each Section in this Agreement are intended only as an index and are not to be construed to vary the meaning of the provision to which they refer. Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan.



     IN WITNESS WHEREOF, this Agreement has been duly executed by the Participant and the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized on the date and year above written.

ATTEST:                          THE DIXIE GROUP, INC.


_______________________          By:_______________________
Name:	                            Title:
Title:

                                 ACCEPTED BY:


                                 __________________________
                                 PARTICIPANT
                                 Name:_____________________

                                 Social Security No.:_________